Calculation of Filing Fee Tables
S-8
Obsidian Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share to be issued pursuant to the Obsidian Therapeutics, Inc. 2016 Stock Option and Grant Plan	Other	4,928,416	$ 5.62	$ 27,697,697.92	0.0001381	$ 3,825.05
2	Equity	Common Stock, par value $0.001 per share to be issued pursuant to the Obsidian Therapeutics, Inc. 2026 Equity Incentive Plan	Other	7,494,541	$ 12.00	$ 89,934,492.00	0.0001381	$ 12,419.95
3	Equity	Common Stock, par value $0.001 per share to be issued pursuant to the Obsidian Therapeutics, Inc. 2026 Employee Stock Purchase Plan	Other	749,464	$ 10.20	$ 7,644,532.80	0.0001381	$ 1,055.71
Total Offering Amounts:						$ 125,276,722.72		$ 17,300.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,300.71
Offering Note
[1]	Represents shares of common stock, par value $0.001 per share ("Common Stock"), of Obsidian Therapeutics, Inc. (the "Registrant"), issuable pursuant to equity awards granted under the Registrant's 2016 Stock Option and Grant Plan (the "2016 Plan"), which were assumed by the Registrant as a result of the Completed Transactions (as defined in this registration statement on Form S-8 (this "Registration Statement")). No further grants will be made under the 2016 Plan. To the extent outstanding awards granted under the 2016 Plan are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Registrant prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise), the number of shares underlying such awards will be available for future grant under the 2026 Plan (as defined below). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), and based on the weighted-average exercise price of $5.62 per share of Common Stock. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2016 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[2]	The amount registered represents 7,494,541 shares of Common Stock reserved for issuance pursuant to future awards under the Registrant's 2026 Equity Incentive Plan (the "2026 Plan"). The 2026 Plan provides that the number of shares reserved for issuance under the 2026 Plan will automatically increase on January 1 of each year, commencing on January 1, 2027, in an amount equal to (i) 5% of the number of Outstanding Shares (as defined in the 2026 Plan) on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (as defined in the 2026 Plan). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on $12.00, the initial reference price (the "Initial Reference Price") of one share of the Common Stock set forth in the Registrant's final prospectus on Form S-4, dated July 2, 2026 (the "S-4 Registration Statement"), relating to the Completed Transactions (as defined in this Registration Statement). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[3]	The amount registered represents 749,464 shares of Common Stock reserved for future issuance under the Registrant's 2026 Employee Stock Purchase Plan (the "2026 ESPP"). The 2026 ESPP provides that the number of shares reserved for issuance under the 2026 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2027 and ending on (and including) January 1, 2036, by an amount equal to the least of (i) 1% of the number of Outstanding Shares (as defined in the 2026 ESPP) on the immediately preceding December 31, (ii) 759,452 shares of Common Stock and (iii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2026 Plan). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, based on 85% of the Initial Reference Price of one share of the Common Stock set forth in the S-4 Registration Statement. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources